Sunrise Realty Trust, Inc. Announces Financial Results
for the Fourth Quarter and Full Year 2025
Fourth quarter 2025 GAAP net income of $1.6 million or $0.12 per basic weighted average common share and Distributable Earnings(1) of $3.5 million or $0.27 per basic weighted average common share
Full year 2025 GAAP net income of $12.1 million or $0.93 per basic weighted average common share and Distributable Earnings of $15.2 million or $1.19 per basic weighted average common share
Board of Directors declares a first quarter 2026 dividend of $0.30 per common share
WEST PALM BEACH, FL, March 12, 2026 – Sunrise Realty Trust, Inc. (Nasdaq: SUNS) (“SUNS” or the “Company”), a lender on the Tannenbaum Capital Group (“TCG”) Real Estate platform, today announced its results for the fourth quarter and year ended December 31, 2025.
SUNS reported generally accepted accounting principles (“GAAP”) net income of $1.6 million for the fourth quarter of 2025, or $0.12 per basic weighted average common share, and Distributable Earnings of $3.5 million, or $0.27 per basic weighted average common share. The Company reported GAAP net income of $12.1 million for the 2025 fiscal year, or $0.93 per basic weighted average common share, and Distributable Earnings of $15.2 million, or $1.19 per basic weighted average common share.
Brian Sedrish, Chief Executive Officer of SUNS, said, “Looking ahead to 2026, we continue to see a clear bifurcation in the commercial mortgage REIT landscape between lenders that are positioned to originate new loans and those that remain focused primarily on asset management. SUNS’ strategy is designed for this environment: we are a lower-leverage lender that prioritizes real estate fundamentals and structured solutions for transitional assets in the Southern U.S. As larger lenders concentrate further on multifamily and industrial, we believe a meaningful portion of the transitional lending market will remain underserved, creating an opportunity set where SUNS can continue to be selective and pursue compelling, risk-adjusted returns.”
Common Stock Dividend
On March 10, 2026, the Company’s Board of Directors declared a regular cash dividend of $0.30 per common share for the first quarter of 2026. The first quarter dividend will be payable on April 15, 2026, to shareholders of record as of March 31, 2026.
Additional Information
SUNS issued a presentation, titled “Fourth Quarter and Full Year 2025 Investor Presentation,” which can be viewed at www.sunriserealtytrust.com under the Investor Relations section. The Company also filed its Annual Report on Form 10-K for the year ended December 31, 2025, with the Securities and Exchange Commission (the “SEC”) on March 12, 2026.
1 Distributable Earnings is a non-GAAP financial measure. See the “Non-GAAP Metrics” section of this release for a reconciliation of GAAP Net Income to Distributable Earnings.

SUNS routinely posts important information for investors on its website, www.sunriserealtytrust.com. The Company intends to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and for posting and updating investor presentations and similar materials on a regular basis. SUNS encourages investors, analysts, the media and others interested in SUNS to monitor the Investors section of its website, in addition to following its press releases, SEC filings, public conference calls, presentations, webcasts and other information posted from time to time on the website. To sign-up for email-notifications, please visit the “Email Alerts” section of the website under the “IR Resources” section.
Conference Call & Discussion of Financial Results
SUNS will host a conference call at 10:00 a.m. Eastern Time on Thursday, March 12, 2026, to provide an update on the business. All interested parties are welcome to participate. The call will be available through a live audio webcast at the Investor Relations section of SUNS’ website found here: SUNS – Investor Relations. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The complete webcast will be archived for 90 days on the Investor Relations section of the SUNS website.
About Sunrise Realty Trust, Inc.
Sunrise Realty Trust, Inc. (Nasdaq: SUNS) (“SUNS”) is an institutional commercial real estate (“CRE”) lender that provides flexible financing solutions to sponsors of CRE projects primarily in the Southern United States. It focuses on transitional CRE business plans with the potential for near-term value creation, collateralized by top-tier assets predominantly located in established and rapidly expanding Southern markets. For additional information regarding SUNS, please visit www.sunriserealtytrust.com.
About TCG Real Estate
TCG Real Estate refers to a group of affiliated commercial real estate (“CRE”) focused debt funds, including a Nasdaq-listed mortgage real estate investment trust (“REIT”), Sunrise Realty Trust, Inc. (Nasdaq: SUNS), and a private mortgage REIT, Southern Realty Trust Inc. The funds provide flexible financing on transitional CRE properties that present opportunities for near-term value creation, with a focus on top-tier CRE assets located primarily within markets in the Southern U.S. benefiting from economic tailwinds with growth potential. For additional information regarding TCG Real Estate, please visit www.theTCG.com.
Non-GAAP Metrics
In addition to using certain financial metrics prepared in accordance with GAAP to evaluate our performance, we also use Distributable Earnings to evaluate our performance excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan activity and operations. Distributable Earnings is a measure that is not prepared in accordance with GAAP. Distributable Earnings and the other capitalized terms not defined in this section have the meanings ascribed to such terms in our most recently filed Annual Report on Form 10-K. We use this non-GAAP financial measure both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that this non-GAAP financial measure and the information it provides is useful to investors since these measures permit investors and shareholders to assess the overall performance of our business using the same tools that our management uses to evaluate our past performance and prospects for future performance.
The determination of Distributable Earnings is substantially similar to the determination of Core Earnings under our Management Agreement, provided that Core Earnings is a component of the calculation of any Incentive Compensation earned under the Management Agreement for the applicable time period, and thus Core Earnings is calculated without giving effect to Incentive Compensation expense, while the calculation of Distributable Earnings accounts for any Incentive Compensation earned for such time period.
We define Distributable Earnings as, for a specified period, the net income (loss) computed in accordance with GAAP, excluding (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss); provided that Distributable

Earnings does not exclude, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash, (iv) provision for (reversal of) current expected credit losses (“CECL”), (v) taxable REIT (as defined below) subsidiary (“TRS”) (income) loss, net of any dividends received from TRS and (vi) one-time events pursuant to changes in GAAP and certain non-cash charges, in each case after discussions between our Manager and our independent directors and after approval by a majority of such independent directors.
We believe providing Distributable Earnings on a supplemental basis to our net income as determined in accordance with GAAP is helpful to shareholders in assessing the overall performance of our business. As a real estate investment trust (“REIT”), we are required to distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, and to pay tax at regular corporate rates to the extent that we annually distribute less than 100% of such taxable income. Given these requirements and our belief that dividends are generally one of the principal reasons that shareholders invest in our common stock, we generally intend to attempt to pay dividends to our shareholders in an amount at least equal to such REIT taxable income, if and to the extent authorized by our Board of Directors. Distributable Earnings is one of many factors considered by our Board of Directors in authorizing dividends and, while not a direct measure of net taxable income, over time, the measure can be considered a useful indicator of our dividends.
Distributable Earnings is a non-GAAP financial measure and should not be considered as a substitute for GAAP net income. We caution readers that our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our reported Distributable Earnings may not be comparable to similar measures presented by other REITs.

SUNRISE REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31, 2025	Year ended December 31, 2025
Revenue
Interest income	$7,167,503	$26,373,418
Interest expense	(1,944,066)	(4,801,984)
Net interest income	5,223,437	21,571,434
Expenses
Management and incentive fees	692,716	2,454,130
General and administrative expenses	829,388	2,896,724
Stock-based compensation	256,174	1,019,168
Professional fees	178,680	1,029,947
Total expenses	1,956,958	7,399,969
Provision for current expected credit losses	(1,636,780)	(2,029,056)
Net income before income taxes	1,629,699	12,142,409
Income tax expense	—	—
Net income	$1,629,699	$12,142,409

Earnings per common share:
Basic	$0.12	$0.93
Diluted	$0.12	$0.93

Weighted average number of common shares outstanding:
Basic	13,252,698	12,742,894
Diluted	13,304,437	12,774,328

The following table provides a reconciliation of GAAP Net income to Distributable Earnings:

	Three months ended December 31, 2025	Year ended December 31, 2025

Net income	$1,629,699	$12,142,409
Adjustments to net income:
Stock-based compensation expense	256,174	1,019,168
Depreciation and amortization	—	—
Unrealized (gains) losses, or other non-cash items	—	—
Provision for current expected credit losses	1,636,780	2,029,056
TRS (income) loss	—	—
One-time events pursuant to changes in GAAP and certain non-cash charges	—	—
Distributable earnings	$3,522,653	$15,190,633
Basic weighted average shares of common stock outstanding	13,252,698	12,742,894
Distributable earnings per basic weighted average share	$0.27	$1.19
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views and projections with respect to, among other things, future events and financial performance. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “may,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including statements about our future growth and strategies for such growth, and our estimates of future distributable earnings, are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors, including the ability of our manager to locate suitable loan opportunities for us, monitor and actively manage our loan portfolio and implement our investment strategy; the demand for commercial real estate investment; management’s current estimate of expected credit losses and current expected credit loss reserve and other factors could cause actual results and performance to differ materially from those projected in these forward-looking statements. More information on these risks and other potential factors that could affect our business and financial results is included in SUNS’ filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of SUNS’ most recently filed periodic reports on Form 10-K, Form 10-Q and subsequent filings. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect SUNS. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact
Robyn Tannenbaum
(561) 510-2293
ir@theTCG.com
Media Contact
Doug Allen
Dukas Linden Public Relations
(646) 722-6530
TCG@DLPR.com